DHI Group Reports Third Quarter 2020 Financial Results

CENTENNIAL, Colorado November 4, 2020 - DHI Group, Inc. (NYSE:DHX) (“DHI” or the “Company”) today announced the following financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Results

▪Total revenues were $33.3 million, down 2% sequentially and 11% year over year.
▪Dice revenues were $19.8 million, down 3% sequentially and 13% year over year.
▪ClearanceJobs revenues were $7.3 million, up 3% sequentially and 16% year over year.
▪eFinancialCareers revenues were $6.1 million, down 1% sequentially and down 23% year over year (25% excluding impact of foreign exchange).
▪Net loss was $27.3 million, which was negatively impacted by $29.3 million in non-cash impairment and other charges, net of tax. Net income in the year ago quarter was $4.4 million, which was positively impacted by $0.5 million from discrete tax items.
▪Earnings per diluted share was a loss of $0.57 per diluted share, compared to earnings of $0.08 per diluted share in the year ago quarter. Adjusted earnings per diluted share1 for the quarter was $0.04 vs. $0.07 last year.
▪Cash flow from operations was $4.4 million, compared to $4.6 million in the year-ago quarter.
▪Adjusted EBITDA1 was $7.6 million, an Adjusted EBITDA margin1 of 23%, compared to $8.7 million and 23% in the year-ago quarter.
▪Cash was $26.8 million and net debt1 was $10.2 million.
1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"Looking back at the quarter, July and August continued to be impacted by the difficult overall job market resulting from COVID-19; however, we did see sentiment change for the positive in September evidenced by a notable uptick in job postings, as well as an increase in our bookings. While COVID-19 is still certainly a concern for the overall job market, and things are changing weekly, the Staffing Industry Analysts (SIA), which focuses on tech-centric staffing and recruiting firms, is forecasting a bounce back in the IT staffing market in 2021 to almost pre-pandemic levels. The SIA is forecasting year-over-year market growth of 7%, which would get the market back to 98% of 2019 IT staffing revenue, representing an almost complete rebound. As we continue to execute on our plan to create the best online career marketplaces for matching companies with the highest quality tech professionals, we believe we can capitalize on these improving market dynamics."

Product Highlights

Below are the key product highlights delivered during the third quarter:

Dice

▪Dice IntelliSearch Based Job Alerts are profile-based job alerts that are automatically generated based on a candidates' specific skillset and location. This capability simplifies the candidate experience by automatically surfacing highly relevant job opportunities to candidates based on the information in their profile. This also encourages candidates to register and keep their profiles up to date. This new feature illustrates how DHI's patent-pending tech skills data model has multiple high-impact use cases within its platform.

▪Dice Recruiter Profile, delivered last quarter, experienced the fastest adoption rate the Company has seen of all its product deliveries in the past two years. During the third quarter one-third of all Dice recruiters completed their new Dice recruiter profile. Dice Recruiter Profile allows clients to enrich their profiles with photos, personal information, details about corporate brand and culture, news and latest hires, upcoming events and future hiring needs — all of which create more transparency and personalize the recruiter behind the role. Dice Recruiter Profile was the first major release in Dice's transformation from a job board to a full-scale career marketplace.

ClearanceJobs

▪CJ Client Team Dashboard allows clients to have a full view of their recruitment team activity on the site, linking activities to successful hiring patterns. ClearanceJobs continues to be DHI's testbed for key market leading features like this one of a kind patented technology.

eFinancialCareers

▪eFC Follow, Voice and Video complete the foundation of eFC's marketplace. The Follow feature allows candidates to follow recruiters and get a news feed of their content on a weekly basis. Voice and Video allow finance and tech professionals and recruiters to connect virtually with video and voice calling, as well as instant messaging all through the eFC platform, all of which are highly relevant in the work-from-home environment. These capabilities were delivered as DHI announced the completion of the fully functional eFC marketplace, a huge milestone for the Company. eFC follows CJ as the second brand to complete the transformation from job board to full-scale career marketplace.

Business Outlook

"Despite the impact these challenging times have had on our revenue, we maintain a strong balance sheet and cash position, and with the strategic investments we have continued to make to maximize our growth opportunities we believe we will emerge an even stronger company," commented Kevin Bostick, CFO of DHI Group, Inc. "While we do not provide specific financial guidance, we continue to operate the business to Adjusted EBITDA margins1 in the 20% range as we execute on our long-term growth plan."

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, November 4, 2020, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of software products, online tools and services to deliver career marketplaces to candidates and employers globally. DHI’s three brands—Dice, ClearanceJobs and eFinancialCareers— enable recruiters and hiring managers to efficiently search, match and connect with highly skilled technologists in specialized fields, particularly technology, those with active government security clearances and in financial services. Professionals find ideal employment opportunities, relevant job advice and personalized data to best manage their whole technologist life. For 30 years, we have leveraged the latest technology to foster career connections in multiple markets including North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Senior Director Communications
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings Per Share, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP metric and performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on the sale of businesses, and disposition related and other costs, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange

Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019

Revenues	$33,250	$37,176	$103,667	$111,655

Operating expenses:
Cost of revenues	4,249	4,250	12,584	11,991
Product development	4,029	4,121	11,968	12,708
Sales and marketing	11,715	13,615	38,550	41,668
General and administrative	7,402	7,502	24,035	23,220
Depreciation	2,807	2,415	9,079	7,201
Impairment of intangible assets	8,000	—	15,200	—
Impairment of goodwill	23,626	—	23,626	—
Disposition related and other costs	—	—	—	1,700
Total operating expenses	61,828	31,903	135,042	98,488
Loss on sale of business	—	—	—	(537)
Operating income (loss)	(28,578)	5,273	(31,375)	12,630
Interest expense and other	(274)	(188)	(618)	(512)
Impairment of equity investment	—	—	(2,002)	—
Income (loss) before income taxes	(28,852)	5,085	(33,995)	12,118
Income tax expense (benefit)	(1,530)	704	(1,985)	3,088
Net income (loss)	$(27,322)	$4,381	$(32,010)	$9,030

Basic earnings (loss) per share	$(0.57)	$0.09	$(0.66)	$0.19
Diluted earnings (loss) per share	$(0.57)	$0.08	$(0.66)	$0.18

Weighted average basic shares outstanding	47,955	48,974	48,503	48,668
Weighted average diluted shares outstanding	47,955	52,137	48,503	51,598

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Cash flows from (used in) operating activities:
Net income (loss)	$(27,322)	$4,381	$(32,010)	$9,030
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	2,807	2,415	9,079	7,201
Deferred income taxes	(1,416)	478	(2,220)	573
Amortization of deferred financing costs	36	36	110	110
Stock based compensation	1,525	1,057	4,936	4,135
Impairment of intangible assets	8,000	—	15,200	—
Impairment of goodwill	23,626	—	23,626	—
Impairment of equity investment	—	—	2,002	—
Change in accrual for unrecognized tax benefits	80	109	62	319
Gain on sale of equity investment	—	—	(200)	—
Loss on sale of business	—	—	—	537
Changes in operating assets and liabilities:
Accounts receivable	1,532	3,438	4,297	7,244
Prepaid expenses and other assets	(606)	(121)	(251)	66
Capitalized contract costs	(26)	641	954	1,602
Accounts payable and accrued expenses	1,347	(598)	(2,895)	(8,144)
Income taxes receivable/payable	(381)	(506)	(126)	923
Deferred revenue	(5,458)	(6,680)	(9,499)	(4,774)
Other, net	680	(37)	1,379	166
Net cash flows from operating activities	4,424	4,613	14,444	18,988
Cash flows from (used in) investing activities:
Net cash received from sale of businesses	—	—	—	2,683
Net cash received from sale of equity investment	—	—	200	—
Purchases of fixed assets	(4,131)	(4,059)	(12,536)	(10,345)
Net cash flows used in investing activities	(4,131)	(4,059)	(12,336)	(7,662)
Cash flows from (used in) financing activities:
Payments on long-term debt	—	(3,000)	(9,444)	(25,000)
Proceeds from long-term debt	—	1,000	36,444	15,000
Payments under stock repurchase plan	(854)	(1,271)	(5,930)	(1,762)
Purchase of treasury stock related to vested restricted stock and performance stock units	(219)	(316)	(1,742)	(1,366)
Net cash flows from (used in) financing activities	(1,073)	(3,587)	19,328	(13,128)
Effect of exchange rate changes	110	(126)	(12)	(216)
Net change in cash and cash equivalents for the period	(670)	(3,159)	21,424	(2,018)
Cash and cash equivalents, beginning of period	27,475	7,613	5,381	6,472
Cash and cash equivalents, end of period	$26,805	$4,454	$26,805	$4,454

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$26,805	$5,381
Accounts receivable, net	16,698	21,158
Income taxes receivable	2,495	2,353
Prepaid and other current assets	3,585	4,180
Total current assets	49,583	33,072
Fixed assets, net	23,695	20,352
Acquired intangible assets	23,800	39,000
Capitalized contract costs	6,542	7,515
Goodwill	131,132	156,059
Deferred income taxes	9	7
Operating lease right-of-use asset	17,003	19,712
Other assets	1,381	2,604
Total assets	$253,145	$278,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,928	$18,908
Operating lease liabilities	3,324	3,643
Deferred revenue	41,410	50,568
Income taxes payable	966	984
Total current liabilities	61,628	74,103
Long-term debt, net	36,546	9,435
Deferred income taxes	10,597	12,823
Deferred revenue	508	1,058
Accrual for unrecognized tax benefits	1,849	1,787
Operating lease liabilities	14,305	16,664
Other long-term liabilities	2,595	1,256
Total liabilities	128,028	117,126
Total stockholders’ equity	125,117	161,195
Total liabilities and stockholders’ equity	$253,145	$278,321

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2020 and 2019 and balance sheets as of September 30, 2020 and December 31, 2019 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(in thousands)

	Revenue
	Q3 2020	Q3 2019	Change	$ Fx Impact[1]
Dice	$19,823	$22,915	(13)%	$—
ClearanceJobs	7,326	6,320	16%	—
eFinancialCareers	6,101	7,941	(23)%	154
Total Revenues	$33,250	$37,176	(11)%	$154

Net Income (loss)[2]	$(27,322)	$4,381
Diluted earnings (loss) per share	$(0.57)	$0.08
Adjusted diluted earnings per share	$0.04	$0.07
Adjusted EBITDA	$7,583	$8,684
Adjusted EBITDA Margin	23%	23%

	Revenue
	FY 2020	FY 2019	Change	$ Fx Impact[1]
Dice	$62,797	$69,276	(9)%	$—
ClearanceJobs	21,333	18,116	18%	—
eFinancialCareers	19,537	24,263	(19)%	(183)
Total Revenues	$103,667	$111,655	(7)%	$(183)

Net Income (loss)[3]	$(32,010)	$9,030
Diluted earnings (loss) per share	$(0.66)	$0.18
Adjusted diluted earnings per share	$0.12	$0.21
Adjusted EBITDA	$22,886	$26,305
Adjusted EBITDA Margin	22%	24%

(1) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.
(2) For the three months ended September 30, 2020, the Company recorded impairments of goodwill and intangible assets and severance and related costs, net of tax, and discrete tax items that negatively impacted net income $29.3 million. For the three months ended September 30, 2019, the Company recorded discrete tax items that positively impacted net income $0.5 million.
(3) For the nine months ended September 30, 2020, the Company recorded impairments of goodwill, intangible assets and equity investments, a gain from sale of equity investment, and severance and related costs, net of tax, and discrete tax items that negatively impacted net income by $37.9 million. For the nine months ended September 30, 2019, the Company recorded disposition related and other costs and loss on sale of businesses, net of tax, and discrete tax items that negatively impacted net income $2.0 million.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except earnings per share data)

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Diluted earnings (loss) per share[1]	$(0.57)	$0.08	$(0.66)	$0.18
Impairment of goodwill and intangible assets, net of tax	0.59	—	0.74	—
Disposition, severance, and related costs, net of tax	—	—	0.02	0.03
Gain (loss) on sale, net of tax	—	—	—	—
Discrete tax items	—	(0.01)	—	—
Other[2]	0.02	—	0.02	—
Adjusted diluted earnings per share[3]	$0.04	$0.07	$0.12	$0.21

(1) For the three and nine month periods ended September 30, 2020, diluted loss per share utilized weighted average shares of 48.0 million and 48.5 million, respectively. For the three and nine month periods ended September 30, 2019, diluted earnings per share utilized weighted average shares of 52.1 million and 51.6 million, respectively.
(2) Adjusts for the dilutive share impact of common stock equivalents, where dilutive, for the three and nine month periods ended September 30, 2020.
(3) For the three and nine month periods ended September 30, 2020, adjusted diluted earnings per share utilized weighted average shares of 49.3 million and 49.8 million, respectively. For the three and nine month periods ended September 30, 2019, adjusted diluted earnings per share utilized weighted average shares of 52.1 million and 51.6 million, respectively.

Reconciliation of Debt to Net Debt:	September 30, 2020	December 31, 2019
Long term debt, net	$36,546	$9,435
Add: Deferred financing costs, net	454	565
Principal debt outstanding	37,000	10,000
Less: Cash and cash equivalents	26,805	5,381
Net Debt	$10,195	$4,619

Summary of Deferred Revenue and Backlog:	September 30, 2020	December 31, 2019
Deferred Revenue	$41,918	$51,626
Contractual commitments not invoiced	22,655	37,093
Backlog[4]	$64,573	$88,719

(4) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$(27,322)	$4,381	$(32,010)	$9,030
Interest expense	294	186	835	512
Income tax expense (benefit)	(1,530)	704	(1,985)	3,088
Depreciation	2,807	2,415	9,079	7,201
Non-cash stock based compensation	1,525	1,057	4,936	4,135
Loss on sale of business	—	—	—	537
Disposition related and other costs	—	—	—	1,700
Legal contingencies and related fees	—	—	—	163
Impairment of intangible assets	8,000	—	15,200	—
Impairment of goodwill	23,626	—	23,626	—
Impairment of equity investment	—	—	2,002	—
Gain on sale of equity investment	—	—	(200)	—
Severance and related costs	204	—	1,421	—
Other	(21)	(59)	(18)	(61)
Adjusted EBITDA	$7,583	$8,684	$22,886	$26,305

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$4,424	$4,613	$14,444	$18,988
Interest expense	294	186	835	512
Amortization of deferred financing costs	(36)	(36)	(110)	(110)
Income tax expense (benefit)	(1,530)	704	(1,985)	3,088
Deferred income taxes	1,416	(478)	2,220	(573)
Change in accrual for unrecognized tax benefits	(80)	(109)	(62)	(319)
Change in accounts receivable	(1,532)	(3,438)	(4,297)	(7,244)
Change in deferred revenue	5,458	6,680	9,499	4,774
Disposition related and other costs	—	—	—	1,700
Legal contingencies and related fees	—	—	—	163
Severance and related costs	204	—	1,421	—
Changes in working capital and other	(1,035)	562	921	5,326
Adjusted EBITDA	$7,583	$8,684	$22,886	$26,305

Dice Recruitment Package Customers
Beginning of period	5,450	6,100	6,000	6,200
End of period	5,300	6,100	5,300	6,100

Average for the period (1)	5,350	6,100	5,600	6,100

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,122	$1,131	$1,135	$1,132

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.